AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among ReliaStar Life Insurance Company (the "Company"), a life insurance company organized under the laws of the State of Minnesota, ING Variable Portfolios Inc. (ING VPI) an open-end management investment company and corporation organized under the laws of the State of Maryland, and ING Funds Distributor, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware, (collectively, "the Parties").

WHEREAS, the Parties executed a Participation Agreement dated May 1, 2002 (the "Participation Agreement"), among ReliaStar Life Insurance Company, ING Variable Portfolios, Inc., and ING Funds Distributor, Inc.

WHEREAS, effective on October 1, 2002, the Company wishes to amend the Participation Agreement with respect to the Contracts and Separate Accounts as listed on Schedule A to include Separate Account N of ReliaStar Life Insurance Company.

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:
The Participation Agreement is hereby amended to reflect the current contracts and separate accounts.
FURTHER, the Participation Agreement is hereby amended by substituting for the current Schedule A an amended Schedule A in the form attached hereto.
Executed this 15th day of October 2002.

RELIASTAR LIFE INSURANCE COMPANY By its authorized officer /s/ Laurie M. Tillinghast
Name:	Laurie M. Tillinghast
Title:	Vice President

ING VARIABLE PORTFOLIOS, INC. By its authorized officer, /s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive VP

ING FUNDS DISTRIBUTOR, INC. By its authorized officer, /s/ Michael J. Roland
Name:	Michael J. Roland
Title:	Executive VP
Amendment to Part Agr RLIC

Schedule A Contracts and Separate Accounts

Separate Account(s)	Contracts:

ReliaStar Select*Life Variable Account (October 11, 1984)	FlexDesign VUL Variable Accumulation Design VUL Variable Estate Design VUL ING Protector Elite VUL

Separate Account N of ReliaStar Life Insurance Company (October 1, 2002)	AdvantageSM Advantage CenturySM Advantage Century PlusSM

As amended October 15, 2002

Amendment to Part Agr RLIC